EXHIBIT 32

Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C Section 1350,
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Fiscal Year End Report of DLH Holdings Corp. (the “Company”) on Form 10-K for the period ending September 30, 2023, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, being, Zachary C. Parker, Chief Executive Officer, and Kathryn M. JohnBull, Chief Financial Officer and Principal Accounting Officer, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: December 6, 2023

/s/ Zachary C. Parker	/s/ Kathryn M. JohnBull
Zachary C. Parker	Kathryn M. JohnBull
Chief Executive Officer (Principal Executive Officer)	Chief Financial Officer (Principal Accounting Officer)

     A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

{N0362407 }